Exhibit 23.1
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                [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]



                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 1996 on our audit of the financial statements of Family Golf Centers, Inc. and subsidiaries as at December 31, 1995 and for each of the years in the two-year period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


        /s/ Richard A. Eisner & Company, LLP

        New York, New York
        November 6, 1996